Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Nationwide Variable Insurance
Trust

In planning and performing our audits of the financial statements of each of the funds constituting Nationwide Variable Insurance Trust as listed in
Appendix A (hereafter referred to as the "Funds") as of and for the period ended December 31, 2017, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we considered the Funds'
internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management and trustees of the funds; and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, we
noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, which we consider to be material weaknesses as defined above as of December 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of Nationwide Variable Insurance Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 20, 2018

Appendix A

1. American Century NVIT Multi Cap Value Fund
2. American Funds NVIT Asset Allocation Fund
3. American Funds NVIT Bond Fund
4. American Funds NVIT Global Growth Fund
5. American Funds NVIT Growth Fund
6. American Funds NVIT Growth-Income Fund
7. BlackRock NVIT Equity Dividend Fund (formerly, Invesco NVIT Comstock
Value Fund)
8. BlackRock NVIT Managed Global Allocation Fund
9. Doubleline NVIT Total Return Tactical Fund
10. Federated NVIT High Income Bond Fund
11. Neuberger Berman NVIT Multi Cap Opportunities Fund
12. Neuberger Berman NVIT Socially Responsible Fund
13. NVIT Bond Index Fund
14. NVIT Cardinal Aggressive Fund
15. NVIT Cardinal Balanced Fund
16. NVIT Cardinal Capital Appreciation Fund
17. NVIT Cardinal Conservative Fund
18. NVIT Cardinal Managed Growth & Income Fund
19. NVIT Cardinal Managed Growth Fund
20. NVIT Cardinal Moderate Fund
21. NVIT Cardinal Moderately Aggressive Fund
22. NVIT Cardinal Moderately Conservative Fund
23. NVIT Core Bond Fund
24. NVIT Core Plus Bond Fund
25. NVIT DFA Capital Appreciation Fund (formerly, Loring Ward NVIT Capital
Appreciation Fund)
26. NVIT DFA Moderate Fund (formerly, Loring Ward NVIT Moderate Fund)
27. NVIT Emerging Markets Fund
28. NVIT Government Bond Fund
29. NVIT Government Money Market Fund (formerly, NVIT Money Market Fund)
30. NVIT International Equity Fund
31. NVIT International Index Fund
32. NVIT Investor Destinations Aggressive Fund
33. NVIT Investor Destinations Balanced Fund
34. NVIT Investor Destinations Capital Appreciation Fund
35. NVIT Investor Destinations Conservative Fund
36. NVIT Investor Destinations Managed Growth & Income Fund
37. NVIT Investor Destinations Managed Growth Fund
38. NVIT Investor Destinations Moderate Fund
39. NVIT Investor Destinations Moderately Aggressive Fund
40. NVIT Investor Destinations Moderately Conservative Fund
41. NVIT Large Cap Growth Fund
42. NVIT Managed American Funds Asset Allocation Fund
43. NVIT Managed American Funds Growth-Income Fund
44. NVIT Mid Cap Index Fund
45. NVIT Multi Sector Bond Fund
46. NVIT Multi-Manager International Growth Fund
47. NVIT Multi-Manager International Value Fund
48. NVIT Multi-Manager Large Cap Growth Fund
49. NVIT Multi-Manager Large Cap Value Fund
50. NVIT Multi-Manager Mid Cap Growth Fund
51. NVIT Multi-Manager Mid Cap Value Fund
52. NVIT Multi-Manager Small Cap Growth Fund
53. NVIT Multi-Manager Small Cap Value Fund
54. NVIT Multi-Manager Small Company Fund
55. NVIT Nationwide Fund
56. NVIT Real Estate Fund
57. NVIT S&P 500 Index Fund
58. NVIT Short Term Bond Fund
59. NVIT Small Cap Index Fund
60. Templeton NVIT International Value Fund